BY-LAWS

                                       OF

                             BE SAFE SERVICES, INC.

                             ADOPTED MARCH 17, 1999

                                    ARTICLE I

                                     OFFICES

        SECTION 1. Registered Office. The registered office of the Corporation within the State of Delaware shall be located at the principal place of business in said state of the Corporation or individual acting as the Corporation's registered agent in Delaware.

        SECTION 2. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

        SECTION 2.1. Time and Place. All meetings of shareholders shall be held at such time and place, whether within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        SECTION 2.2. Annual Meetings. An annual meeting of shareholders, commencing with the year 2000, shall be held on such date, not less than sixty
(60) nor more than one hundred and eighty (180) days after the end of the Corporation's last preceding fiscal year, as the Board of Directors shall prescribe; PROVIDED, that if in any such year, the annual meeting shall not have been held within such period, then it shall be held on the third Thursday of the fifth month after the end of the Corporation's last preceding fiscal year, or, if such day be a legal holiday, on the next business day following. At each annual meeting, the shareholders shall elect a board of directors and transact such other business as may properly come before the meeting.

        SECTION 2.3. Special Meetings. Special meetings of shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Board of Directors, or by the Chairman of the Board, or the President and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of any one or more shareholders owning at least ten percent (10%) in amount of the shares of the Corporation issued and outstanding and entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting.


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        SECTION 2.4. Notice of Meetings. Written notice of each meeting of shareholders stating the place, date an hour thereof, and, in the case of a special meeting, specifying the purpose or purposes thereof, shall be given, in the manner prescribed by Section 6.1 of these By-Laws, to each shareholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days prior to the meeting, except that where the matter to be acted on is a merger or consolidation or the Corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty
(20) nor more than sixty (60) days prior to such meeting.

     If at any meeting, action is proposed to be taken which, if taken, would entitle shareholders fulfilling the requirements of section 262(d) of the Delaware General Corporation Law to an appraisal of the fair value of their shares, the notice of such meeting shall contain a statement of that purpose and to that effect and shall be accompanied by a copy of that statutory section.

        SECTION 2.5. Quorum. Except as otherwise provided by statute or the Certificate of Incorporation, the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at each meeting of shareholders. A quorum which is present to organize a meeting shall not be broken by the subsequent withdrawal of one or more shareholders.

        If a quorum shall not be present at the time fixed for any meeting, the shareholders present in person or by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum shall be present; and at any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted had a quorum been present at the time originally fixed for the meeting; provided, that if any meeting is so adjourned for more than thirty (30) days, or if after any such adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote thereat.

        SECTION 2.6. Vote Required. At any meeting of shareholders at which a quorum is present, all elections shall be determined by plurality vote and all other matters shall be determined by the vote of the holders of a majority of the shares present in person or by proxy and entitled to vote, unless the matter is one which, by express provision of the statute, of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the determination of such matter.

        SECTION 2.7. Voting. At any meeting of shareholders, each shareholder having the right to vote shall be entitled to vote in person or by proxy; and except otherwise provided by statute or the Certificate of Incorporation, each shareholder of record shall be entitled to one vote for each outstanding share registered in his name on the books of the Corporation as of the record date for determining the shareholders entitled to notice of and to vote such meeting.


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        SECTION 2.8. Action by Written Consent. Whenever a vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of statute or of the Certificate of Incorporation or these By-Laws, the meeting, prior notice thereof and vote of shareholders may be dispensed with if the holders of shares having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to the taking of such action. Where corporate action is taken in such manner by less than unanimous written consent, prompt written notice of the taking of such action shall be given to all shareholders who have not consented in writing thereto.

        SECTION 2.9. Proxies. Each proxy shall be in writing executed by the shareholder giving the proxy or his duly authorized attorney. No proxy shall be valid after the expiration of three (3) years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

                                   ARTICLE III
                                    DIRECTORS

        SECTION 3.1. Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things on its behalf as are not, by statute or by the Certificate of Incorporation or by these By-Laws, directed or required to be exercised or done by the shareholders.

        SECTION 3.2. Number; Election and Tenure. The first Board of Directors shall consist of one or more members and thereafter the number of directors constituting the whole Board shall not be less than two (2) nor more than nine
(9) as fixed from time to time by resolution of the whole Board; provided, that no decrease in the number of directors shall shorten the term of any incumbent director. With the exception of the first Board of Directors, which shall be elected by the incorporator of the Corporation, and except as otherwise provided in these By-Laws, directors shall be elected at the annual meeting of shareholders. Each director shall hold office for a term expiring at the annual meeting of shareholders next succeeding his election and until his successor is elected and has qualified or until his earlier displacement from office by resignation, removal or otherwise.

        SECTION 3.3. Resignation and Removal. Any director may resign at any time by written notice to the Corporation. Any director may be removed for cause or without cause, by the shareholders at a special meeting called for the purpose.

        SECTION 3.4. Vacancies. Any vacancy in the Board of Directors occurring by reason of the death, resignation or disqualification of any director, the removal of any director from office for cause or without cause, an increase in the number of directors, or otherwise, may be filled by a majority of the directors then in office, although such majority is less than a quorum, or by


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the sole remaining director, or by the shareholders. Each director elected to fill a vacancy shall hold office for a term expiring at the next succeeding annual meeting of shareholders and until his successor is elected and has qualified or until his earlier displacement from office by resignation, removal or otherwise.

        SECTION 3.5. Compensation. The Board of Directors may from time to time fix the compensation of directors for their services in that capacity. The compensation of a director may consist of an annual fee or a fee for attendance at each regular or special meeting of the Board or any meeting of any committee of the Board of which such director is a member or a combination of fees of both types; PROVIDED, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. The Board may also provide for the reimbursement to any director of expenses incurred in attending any meeting of the Board or any committee of the Board of which he is a member.

                                   ARTICLE IV
                              MEETINGS OF THE BOARD

        SECTION 4.1. Time and Place. Meetings of the Board of Directors may be held at such time and place, within or without the State of Delaware, as shall be determined in accordance with these By-Laws.

        SECTION 4.2. Organization Meetings. The directors elected at each annual meeting of shareholders shall hold a meeting for the purposes of organizing, electing officers, and transacting any other business which may properly come before the meeting within ten (10) days following the annual meeting, at such time and place as shall be fixed by resolution of the Board of Directors prior to the annual meeting or by the consent in writing of all of the newly-elected directors, and no notice of such meeting to the newly-elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.

        SECTION 4.3. Regular Meetings. Regular meetings of the Board of Directors, may be held, without notice, at such time and place as shall from time to time be fixed in advance by resolution of the Board.

        SECTION 4.4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and, at the written request of any two (2) directors shall be called by the Chairman of the Board, the President or the Secretary. Written notice of each special meeting of directors stating the time and place, and, if deemed appropriate by the person or persons by whom or at whose request the meeting is being called, the purpose or purposes thereof, shall be given to each director, in the manner provided in Section 6.1 of these By-Laws, at least twenty-four (24) hours before such meeting. The time and place of any special meeting of directors may also be fixed by a duly executed waiver of notice thereof.


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        SECTION 4.5. Quorum and Voting. At all meetings of the Board of
Directors or of any committee of the Board, a majority of the Board of Directors or a majority of the whole membership of such committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors or members of the committee present at any meeting at which a quorum is present shall be the act of the Board of Directors or such committee, except as otherwise provided by statute or by the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors or any committee of the Board, the members of the Board or such committee present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

        SECTION 4.6. Participation in Meetings by Telephone. Any one or more members of the Board of Directors or of any committee of the Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

        SECTION 4.7. Action by Unanimous Written Consent. Any action required or permitted to be taken by the Board of Directors or any committee of the Board may be taken without a meeting if all members of the Board or of such committee consent thereto in writing. The written consent or consents to each such action shall be filed with the minutes of the proceedings of the Board or of the committee taking such action.

                                    ARTICLE V
                             COMMITTEES OF THE BOARD

        SECTION 5.1. Designation. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more committees, each consisting of one (1) or more directors and having such title as the Board may consider to be properly description of its function, (except that only one committee, consisting of three (3) or more directors, shall be designated as the Executive Committee, each of which, to the extent provided in such resolution, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation. However, no such committee shall have power or authority in reference to:

        (a) amending the certificate of incorporation;

        (b) adopting an agreement of merger or consolidation;

        (c) recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

        (d) recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution; or

        (e) amending these By-Laws; and, unless expressly so provided by resolution of the


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            Board, no such committee shall have power or authority in reference to;

        (f) declaring a dividend; or

        (g) authorizing the issuance of shares of the Corporation of any class.

        The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place and stead of such absent or disqualified member.

        SECTION 5.2. Tenure; Reports; Procedures. Each such committee shall serve at the pleasure of the Board of Directors. It shall keep minutes of its meetings and report the same to the Board of Directors as and when requested by the Board, and it shall observe such other procedures with respect to its meetings as are prescribed in these By-Laws or, to the extent not prescribed herein, as may be prescribed by the Board in the resolution appointing such committee.

                                   ARTICLE VI
                          NOTICES AND WAIVERS OF NOTICE

        SECTION 6.1. Delivery of Notices. Notices to directors and shareholders shall be in writing and may be delivered personally or by mail. Notice by mail shall be deemed to be given at the time when deposited in the post office or a letter box, enclosed in a post-paid sealed wrapper, and addressed to directors or shareholders at their respective addresses appearing on the books of the Corporation, unless any such director or shareholder shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed or delivered to some other address, in which case the notice shall be mailed to or delivered at the address designated in such request. Notice to directors may also be given by telegram or by leaving the notice at the residence or usual place of business of a director.

        SECTION 6.2. Waiver of Notice. Whenever notice is required to be given by statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or, in the case of any waiver of notice of any meeting of shareholders, signed by the proxy for a person entitled to notice thereof, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting of shareholders, directors or any committee of directors, as the case may be, shall constitute a waiver of notice of such meeting, except where the person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders, directors or committee of directors need be specified in any written waiver of notice.


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                                   ARTICLE VII
                                    OFFICERS

        SECTION 7.1. Executive Officers. The executive officers of the Corporation shall be Chairman of the Board, a President, a Treasurer and a Secretary. The Corporation may also have one or more Vice Presidents, in which case each Vice President shall also be an executive officer. The Chairman of the Board and the President shall be selected from among the directors, but no other executive officer need be a member of the Board. Two or more offices, except those of President and Vice President and those of President and Secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The executive officers of the Corporation shall be elected annually by the Board of Directors at its first meeting following the meeting of shareholders at which the Board was elected.

        SECTION 7.2. Other Officers and Agents. The Board of Directors may also elect of may delegate to the title of Chief Executive Officer authority to appoint and remove, and to fix the duties, compensation and terms of office of one or more Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers and agents as the Board may at any time determine to be advisable.

        SECTION 7.3. Tenure; Resignation; Removal; Vacancies. Each officer of the Corporation shall hold office until his successor is elected or appointed or until his earlier displacement from office by resignation, removal or otherwise; provided, that if the term of office of any officer elected or appointed pursuant to Section 7.2 of these By-Laws shall have been fixed by the Board of Directors, Chairman of the Board or President, he shall cease to hold such office no later than the date of expiration of such term, regardless of whether any other person shall have been elected or appointed to succeed him. Any officer may resign by written notice to the Corporation and may be removed for cause or without cause by the Board of Directors pursuant to Section 7.2 of these By-Laws; PROVIDED, that any such removal shall be without prejudice to the rights, if any, of the officer so removed under any employment contract or other agreement with the Corporation. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

        SECTION 7.4. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

        SECTION 7.5. Authority and Duties. All officers as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, to the extent not provided, as may be prescribed by the Board of Directors.

        SECTION 7.6. The Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the Corporation. He shall preside at all meetings of the shareholders and the directors. He shall have general and active management of the business of the Corporation, shall see to it that all resolutions and orders of the Board of Directors are carried into effect, and, in connection therewith, shall be authorized to delegate to the President and the other


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executive officers such of his powers and duties as Chairman of the Board at such times and in such manner as he may deem to be advisable. Except where by law or by order of the Board of Directors, the signature of the President is required, the Chairman of the Board shall have the same power as the President to execute instruments on behalf of the Corporation.

        SECTION 7.7. The President. The President shall be the Chief Operating Officer of the Corporation and its executive officer next in authority to the Chairman of the Board. He shall assist the Chairman of the Board in the management of the business of the Corporation and, in the absence or disability of the Chairman, he shall preside at all meetings of the shareholders and the directors, and exercise the other powers and perform the other duties of the Chairman or designate the executive officers of the Corporation by whom such other powers shall be exercised and other duties performed; and he shall have such other powers and duties as the Board of Directors may from time to time prescribe.

        SECTION 7.8. The Vice Presidents. The Vice President, if any, or, if there be more than one, the Vice Presidents, shall assist the Chairman and President in the management of the business of the Corporation and the implementation of resolutions and orders of the Board of Directors at such times and in such manner as the Chairman and President may deem to be advisable. If there be more than one Vice President, the Board of Directors may designate one of them as Executive Vice President, in which case he shall be first in order of seniority, and may also grant to others such titles as shall be descriptive of their respective functions or indicative of their relative seniority. The Vice President, or, if there by more than one, the Vice Presidents in the order of their seniority as indicated by their titles or as otherwise determined by the Board of Directors shall, in the absence or disability of the Chairman and President, exercise the powers and perform the duties of those officers subject to the direction of the Board of Directors; and he or they shall have such other powers and duties as the Board of Directors or the Chairman may from time to time prescribe.

        SECTION 7.9. The Assistant Vice Presidents. The Assistant Vice President, if any, or, if there be more than one, the Assistant Vice Presidents, shall perform such duties as the Board of Directors or the Chairman may from time to time prescribe.

        SECTION 7.10. The Treasurer. The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman, President and the Board of Directors, at meetings or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

        SECTION 7.11. The Assistant Treasurers. The Assistant Treasurer, if any, or, if there be more than one, the Assistant Treasurers, in the order determined by the Board of Directors or by the Chairman, shall, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer; and he or they shall perform such other duties as the Board of Directors or the Chairman may from time to time prescribe.


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        SECTION 7.12. The Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall record the minutes of all proceedings taken at such meetings, or maintain all documents evidencing corporate actions taken by written consent of the shareholders or of the Board of Directors, in a book to be kept for that purpose; and he shall perform like duties for any committees of the Board of Directors when required. He shall see to it that all notices of meetings of the shareholders and of special meetings of the Board of Directors are duly given in accordance with these By-Laws or as required by statute; he shall be the custodian of the seal of the Corporation, and, when authorized by the Board of Directors, he shall cause the corporate seal to be affixed to any document requiring it, and, when so affixed, attested by his signature of an Assistant Secretary or by the signature of an Assistant Secretary; and he shall perform such other duties as the Board of Directors or the Chairman may from time to time prescribe.

        SECTION 7.13. The Assistant Secretaries. The Assistant Secretary, if any, or, if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors or by the Chairman, shall, in the absence or disability of the Secretary, exercise the powers and perform the duties of the Secretary; and he or they shall perform such other duties as the Board of Directors or the Chairman may from time to time prescribe.

                                  ARTICLE VIII
                               SHARE CERTIFICATES

        SECTION 8.1 Form and Signature of Share Certificates. The certificates for shares of the Corporation shall be in such form as shall be determined by the Board of Directors, and shall be numbered and entered in the books of the Corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number and class of shares, and the designation of any series, that it evidences, shall set forth such other statements as may be required by statute, and shall be signed by the Chairman of the Board, President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary, any or all of whose signatures may be facsimile if such certificate is countersigned by a transfer agent or registered by a registrar. In case any one or more of the officers who have signed or whose facsimile signatures appear on any such certificate shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate is issued and delivered, it may nonetheless be issued and delivered with the same effect as if such officer or officers had continued in office.

        SECTION 8.2. Lost Share Certificates. The Board of Directors may direct that a new share certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation which have been mutilated or which are alleged to have been lost, stolen or destroyed, upon presentation of each such mutilated certificate or the making by the person claiming any such certificate to have been lost, stolen or destroyed of an affidavit as to the fact and circumstances of the loss, theft or destruction thereof. The Board of Directors, in its discretion and as a condition precedent to the issuance of any new certificate, may require the owner of any certificate alleged to have lost, stolen or destroyed, or his legal representative,


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to furnish the Corporation with a bond, in such sum and with such surety or sureties as it may direct, as indemnity against any claim that may be made against the Corporation in respect of such lost, stolen or destroyed certificate.

        SECTION 8.3. Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue or cause its transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                   ARTICLE IX
                               GENERAL PROVISIONS

        SECTION 9.1.  Record Date.

        (a) For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders or at any adjournment thereof in respect of which a new record date is not fixed, or to express written consent to or dissent from the taking of corporate action without a meeting, or to receive notice that any such corporate action was taken without a meeting, or for the purpose of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such other action.

        (b) If no record date is fixed:

               (1) The record date for determining the shareholders entitled to notice of or to vote at a meeting shall be at the close of business on the day next preceding the date on which notice is given, or, if no notice is given, on the day next preceding the day on which the meeting is held;

               (2) The record date for determining the shareholders entitled to express written consent to the taking of any corporate action without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and

               (3) The record date for determining shareholders for any purpose other than those specified in subparagraphs (1) and (2) shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

        SECTION 9.2. Registered Shareholders. Except as otherwise required by law, the Corporation shall be entitled to recognize a person registered on its books as the holder of shares as the sole owner of such shares for all purposes, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any person other than such registered holder, regardless of whether it shall have knowledge or notice of any such claim or



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interest. Without limiting the generality of the foregoing, the Corporation shall be entitled to recognize the exclusive right of a person whose holding of shares is so registered on its books as of any record date fixed or determined pursuant to section 9.1 of these By-Laws to be treated as the sole owner of such shares for the purpose for which such record date was so fixed or determined and to hold a person registered on its books as the holder of share liable for calls and assessments in respect of such shares.

        SECTION 9.3 Dividends and Distributions; Reserves. Subject to all applicable requirements of law and to any applicable provisions of the Certificate of Incorporation, these By-Laws and any indenture or other agreement to which the Corporation is a party or by which it is bound, the Board of Directors may declare to be payable, in cash, in other property or in shares of the Corporation of any class or series, such dividends and distributions upon or in respect of outstanding shares of the Corporation of any class or series as the Board may at any time or from time to time deem to be advisable. Before declaring any such dividend or distribution, the Board of Directors may cause to be set aside, out of any funds or other property or assets of the Corporation legally available for the payment of dividends or distributions, such sum or sums as the Board, in the absolute discretion of its members, may consider to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board may deem conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

        SECTION 9.4. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and financial condition of the Corporation.

        SECTION 9.5. Checks, Notes, etc. All checks or other orders for the payment of money and all notes or other instruments evidencing indebtedness of the Corporation shall be signed on its behalf by such officer or officers or such other person or persons as the Board of Directors may from time designate.

        SECTION 9.6. Fiscal Year. The fiscal year of the Corporation shall be fixed and may from time to time be changed by resolution of the Board of Directors; PROVIDED, that if a different fiscal year shall not have been fixed by the Board on or before December 31, 1999 the first fiscal year of the Corporation shall end on that date, and thereafter, unless and until the Board shall fix a different fiscal year, it shall be the period of twelve (12) consecutive calendar months ending on the 31st day of December in each year.

        SECTION 9.7. Voting of Securities of Other Corporations. In the event that the Corporation, shall at any time or from time to time own and have power to vote any securities (including but not limited to shares of stock) of any other issuer, they shall be voted by such person or persons, to such extent and in such manner, as may be determined by the Board of Directors.


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

                                    ARTICLE X
                                 INDEMNIFICATION

        SECTION 10.1. Indemnification. The Corporation shall (a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement or such action or suit, (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding, in each case to the fullest extent permissible under subsections (a) through (f) of Section 145 of General Corporation Law of the State of Delaware of the indemnification provisions of any successor statute and (c) advance reasonable and necessary expenses in connection with such actions or suits, and not seek reimbursement of such expenses unless there is a specific determination that the officer or director is not entitled to such indemnification. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such person may be entitled, under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE XI
                                   AMENDMENTS

        SECTION 11.1. Power to Amend. These By-Laws may be amended or repealed, and new By-Laws may be adopted, by vote of the shareholders entitled at the time to vote for the election of directors [or by resolution adopted by a majority of the whole Board if Directors at any regular or special meeting; provided, however, that any By-Law or amendment to the By-Laws so adopted by the Board of Directors may be amended or repealed, and any By-Law so repealed by the Board may be reinstated, by vote of the shareholders entitled at the time to vote for the election of directors, in which case the Board shall not thereafter take action with respect to the By-Laws which is inconsistent with the action so taken by such shareholders; and provided further, that the Board of Directors shall not have power to amend or repeal any existing By-Law, or to adopt any new By-Law containing provisions inconsistent with any existing By-Law, which by its terms may be amended or repealed only by the shareholders.

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